AMENDMENT TO

AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

This Amendment, dated as of February 26, 2019, to the Amended and Restated Transfer Agent Servicing Agreement dated November 17, 2009, further amended on February 22, 2011 and September 1, 2012, is made and entered into by and between LKCM Funds, a Delaware statutory trust (“Trust”), and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Administration Servicing Agreement, dated November 17, 2009, as amended (the “Agreement”).

WHEREAS, the parties desire to amend the fees of Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Amendment. Effective as of the date hereof, Amended Exhibit C of the Agreement shall be replaced in its entirety by Third Amended Exhibit C attached to this Amendment.

2.    Full Force and Effect. Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jacob D. Smith	By:	/s/ Anita M. Zagrodnik
Name:	Jacob D. Smith	Name:	Anita M. Zagrodnik
Title:	CFO/CCO	Title:	Senior VP 3/27/19

Third Amended Exhibit C to the Amended and Restated Transfer Agent Servicing Agreement – LKCM Funds

Transfer Agent, Shareholder & Account Services Fee Schedule, effective May 1, 2019

Annual Service Charges to the Fund*

• Base Fee per CUSIP	$[…] for first CUSIP in Fund Complex
$[…] each additional class CUSIP in Fund Complex
• Open Direct Accounts	$[…] per open account
• Open NSCC Accounts	$[…] per account
• Closed (zero balance) Accounts	$[…] per closed account
• Daily Accrual Fund Accounts	$[…] per open account

Activity Charges

•	Telephone Calls - $[…]/call

•	Daily Valuation Trades - $[…] /trade

•	Lost Shareholder Search - $[…] /search

•	AML New Account Service - $[…]/new domestic accounts, $[…]/new foreign account and $[…] shareholder verification

•	ACH/EFT Shareholder Services:

$[…]/month/fund group

$[…] /ACH item, setup, change

$[…]/correction, reversal

•	Omnibus Account Transactions

$[…] each – first […] transactions

$[…] each – next […] transactions

$[…] each – next […] transactions

$[…] each – next […] transactions

$[…] each – balance of transactions

Technology Charges

1.	NSCC Service Interface – All NSCC Services

•	Setup - $[…]/fund group

4.	Telecommunications and Voice Services

•	Service Setup - $[…] ATT transfer connect

•	VRU Setup - $[…] /fund group

•	VRU Maintenance - $[…] /month

•	$[…] /voice response call

•	$[…] /voice recognition call

5.	Asset Allocation Services - $[…] /account group/year ([…] reallocations)

6.	Average Cost - $[…]/account/year

7.	Development/Programming – Quoted separately

8.	File Transmissions – subject to requirements

9.	Selects - $[…] per select

10.	Extraordinary services – charged as incurred

•	Conversion of Records (if necessary) – Estimate to be provided.

•	Custom processing, re-processing

Chief Compliance Officer Support Fee

•	$[…] per year per fund complex

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving, DST Vision access charges.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, and subject to mutual agreement of the parties, additional reasonable fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*	Subject to annual CPI increase – All Urban Consumers – U.S. City Average

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Third Amended Exhibit C (continued)

Transfer Agent & Shareholder Services

Additional Services Fee Schedule, effective May 1, 2019

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

•	$[…] per qualified plan account or Coverdell ESA account (Cap at $[…] per SSN)

•	$[…] per transfer to successor trustee

•	$[…] per participant distribution (Excluding SWPs)

•	$[…] per refund of excess contribution

•	$[…] per reconversion/recharacterization

Additional Shareholder Paid Fees

•	$[…] per outgoing wire transfer or overnight delivery

•	$[…] per telephone exchange

•	$[…] per return check or ACH or stop payment

•	$[…] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup

•	CUSIP Setup beyond the initial CUSIP – $[…] per CUSIP

•	Expedited CUSIP Setup – $[…] per CUSIP (Less than […] days)

Fund Characteristic Change

•	Fund Name Change – $[…] per fund/ per change

•	Fund CUSIP Change – $[…] per fund/ per change

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

•	Base Fee Per Management Company – file generation and delivery – $[…] per year

•	Per Record Charge

•	Rep/Branch/ID – $[…]

•	Dealer – $[…]

•	Price Files – $[…] per record or $[…] per user per month, whichever is less

Digital Investor (Not currently Using)

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

•	Digital Investor

•	Implementation – $[…] per fund group

•	Annual Base Fee – $[…] per year

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

•	Activity (Session) Fees:

•	Inquiry – $[…] per event

•	Login Challenge – $[…] per event

•	Account Maintenance – $[…] per event

•	Transaction – financial transactions, duplicate statement requests, etc. – $[…] per event

•	New Account Set-up – $[…] per event

•	Bank Verification Attempt – $[…] per event

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

☐	Account inquiry

•	Inquiry - $[…] per event

•	Vision ID - $[…] per month per ID

☐	Transaction Processing*

•	Implementation Fee - $[…] per Management Company

•	Transaction – purchase, redeem, and exchange - $[…] per event

•	Monthly Minimum Charge - $[…] per month

☐	Electronic Statements*

•	Implementation- $[…] per fund group

•	Load charges-$[…] per image

•	Archive charge (for any image stored beyond […] years)-$ […] per document

*	Vision ID and event charges also apply.

Electronic Correspondence (Not Currently Using)

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

•	$[…] per Email

Client Web Data Access (Not Currently Using)

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

•	STAT – Statement and Tax Form Storage & Retrieval

•	Setup: $[…] per user

•	Support: $[…] per user per month

•	ReportSource – Report and Data File Storage & Retrieval

•	Setup: Included in initial fund setup on Transfer Agent system

•	$[…] per user per month

Additional Data Delivery Services

•	Ad Hoc/PowerSelect File Development

•	Standard ad-hoc select: $[…] per file

•	Custom coded data for recurring, scheduled delivery: $[…] per hour consultation and programming development

•	Support: $[…] per file per month for recurring files/reports scheduled for delivery via Report Source.

•	Recurring files scheduled for delivery via Report Source.

•	Custom Electronic File Exchange (MFS delivery of standard TIP files)

•	Setup: $[…] one-time fee

•	Support: $[…] per file per month

•	File Delivery to Alternate Sales Reporting Provider

•	Setup: $[…] one-time fee

•	Maintenance Fee: $[…] per file per month

Chat Services (Not Currently Using)

•	Implementation Fee – $[…]

•	Monthly Fee – $[…] per month

•	Per Chat Fee – $[…] per chat or $[…] per minute of chat

Outbound Calling & Marketing Campaigns (Not Currently Using)

•	Cost based on project requirements including hours, data sourcing and reporting.

Electronic Form Delivery and Signature Capture (Not Currently Using)

•	Implementation fee – $[…] (includes […] forms)

•	Additional setup fee – $[…] for each additional form and email template

•	Form and fund logo modifications – $[…] per form, $[…] per updated Fund Logo

•	Monthly minimum fee – $[…] per month

•	Per electronic envelope Fee – $[…]

Recordkeeping Application Access (Not Currently Using)

•	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

•	$[…] implementation

•	$[…] per month

•	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

•	Cost varies depending upon location and bandwidth

•	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

•	$[…] implementation

•	$[…] per ID per month

•	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

•	$[…] implementation

•	$[…] per ID per month

•	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

•	$[…] implementation

•	$[…] per ID per month

•	Automated Work Distributor (AWD) – Image and workflow application.

•	$[…] implementation

•	$[…] per ID per month

•	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

•	$[…] implementation

•	$[…] per ID per month

•	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

•	$[…] per month

Programming Services

•	$[...] per hour (subject to change)

•	Charges incurred for customized services based upon fund family requirements including but not limited to:

•	Fund setup programming (transfer agent system, statements, options, etc.)

•	Customized service development

•	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

•	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

•	$[...] per direct open account per year

Email Services (Not Currently Using)

Services to capture, queue, monitor, service and archive shareholder email correspondence:

•	$[...] setup per fund group

•	$[...] per month administration

•	$[...] per received email correspondence

Dealer Reclaim Services (Not Currently Using)

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

•	$[...] per fund group per month

CTI Reporting (Not Currently Using)

Integrated custom detailed call reporting – $[…] per monthly report

Literature Fulfillment Services (Not Currently Using)

•	Account Management/Database Administration

•	$[…] per month

•	Receiving – $[…] per SKU

•	Order Processing – $[…] per order

•	Skid Storage – $[…] per month per location

•	Disposal – $[…] per SKU

•	Inbound Teleservicing Only

•	Account Management – $[…] per month (OR)

•	Call Servicing – $[…] per call

•	Lead Source Reporting

•	$[…] per month

•	Closed Loop Reporting

•	Account Management – $[…] per month

•	Database Installation, Setup – $[…] per fund group

•	Miscellaneous Expenses

•	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis (Not Currently Using)

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

•	$[…] per Month

Mutual Fund Profile II Services (Not Currently Using)

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site

•	Initial data population: $[…] for less than […] CUSIPS / $[…] for […] CUSIPS or more

•	Monthly maintenance: $[…] per management company

•

Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[…]/hour

Dealer Survey Completion

Dealer fund survey requests – $[…] per hour for completion and quality validation

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:

•	$[…] setup per fund group

•	$[…] per certificate transaction

Fund Event* Services

•	Programming & File Delivery – $[…]/hour

•	Project Management/Analysis – $[…]/hour

•	Account Data Retention – $[…]/account/[…] until purged*

•	CUSIP Data Retention – $[…]/CUSIP/month until purged*

*

Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for […] following closing. Data is purged the first July after retention requirements have been fulfilled.

MARS Sales Reporting & Compliance Services (Not Currently Using)

Standard MARS Version 8i Implementation Cost

•	$[…] – $[…] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to […] of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)

•	$[…] – $[…] MARS Sales & Compliance Reporting (Includes […] Sales & […] Compliance Users)

•	$[…] – $[…] MARS Sales Reporting (Includes […] Sales Users)

•	$[…] – $[…] MARS 22c-2 Compliance (Includes […] Compliance Users)

•	$[…] – $[…] – Enhanced Services*

Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)

•	$[…] – SalesForce.com Integration

•	$[…] – Custom Data Interface

•	$[…] – OmniSERV Setup

•	$[…] – Standard Interface

•	$[…] – Additional OmniSERV Interface

Standard Version 8i Licenses (Monthly Fee Per User)

•	$[…] – Sales Reporting

•	$[…] – 22c-2 Compliance

•	$[…] – CRM

•	$[…] – SFDC

Standard Version 8i Products & Services (Monthly Fee)

•	$[…] – OmniSERV

•	$[…] – Daily Transaction Load from Sales Portal

•	$[…] – Monthly Asset Load from Sales Portal

•	$[…] – SalesForce.com

Additional Version 8i Products & Services (Quoted Separately)

Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size

•	$[…]– MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees based on AUM)

•	$[…]/[…] (AUM $[…] – $[…])

•	$[…]/[…] (AUM $[…]– $[…])

•	$[…]/[…] (AUM $[…]– $[…])

•	$[…]/[…] (AUM $[…]– $[…])

Once an AUM of $[…] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to […] hours per […] of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[…] per month.

Storage allocation includes initial […] of data. Each additional […] of storage space is $[…] per month.

No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)

•	$[…] – Custom Data Interface

•	$[…] – Standard Interface

•	$[…] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training

•	$[…] /[…] plus travel and out-of-pocket expenses.

**	Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Informa Shareholder Electronic Statement Services (Not Currently Using)

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

•	Document Loading, Storage, and Access – $[…] per statement

•	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

•	Development & Implementation of Electronic Confirm Statements – $[…] initial setup fee

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access – $[…] per statement

•	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

•	Development & Implementation of Electronic Investor Statements – $[…] initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access – $[…] per statement

•	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

•	Development & Implementation of Electronic Tax Statements – $[…] initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

•	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

•	Development & Implementation of Electronic Compliance Documents – $[…] initial setup fee

Related Digital Investor Fees

•	View Consent Enrollment – $[…] per transaction

•	Consent Enrollment – $[…] per transaction

•	View Statements – $[…] per view

Notes:

•	Statements presented as PDF documents

•	Statements will be loaded for all accounts, regardless of consent

•	Three year minimum term

•	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[...] per document per year for three years and greater, if desired

Digital Investor customization charges apply